Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Holdings Announces Third Quarter 2015 Revenue and Financial Results

CARLSBAD, CA, November 3, 2015 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a global provider of spinal fusion technologies, announced today financial results for the third quarter ended September 30, 2015.

•	Third quarter consolidated net revenues of $43 million.

•	Third quarter adjusted EBITDA of $5.3 million, 12.2% of revenue.

•	Stabilized U.S. business - revenue of $27.4 million, up sequentially from the second quarter of 2015.

Highlights of the Third quarter 2015 and Recent Activities

Positive Progress Made Towards Alphatec’s Corporate Strategic Objectives

Financial

•	Consolidated revenues of $43.0 million as reported, or $45.7 million in constant currency.

•	Consolidated revenues were impacted by $2.7 million of foreign currency headwinds.

•	International revenues grew 13.2% in constant currency over the third quarter of 2014 and represent 36% of global revenues as reported.

Strategic Pillar #1: “Go-to-Market” Product Portfolio and R&D Pipeline

•	Arsenal CBX™ successfully used in over 50 patients during limited market release and on track to enter full commercial launch by year-end.

•	Battalion™ titanium-coated PEEK interbody fusion system introduced in the U.S. and first surgical cases have been successfully completed.

•	Alphatec Neocore™ Osteoconductive Matrix, a synthetic scaffold for the regeneration of bone, was successfully launched and first surgical case completed.

•	Arsenal™ Deformity and lateral development programs remain on track for Q1 2016 introduction.

Strategic Pillar #2: Transform Manufacturing and Distribution Operations

•	Outsourcing of manufacturing to drive reductions in instrument costs, implant unit costs and capital expense on track - estimating completion by January 2016.

•	Partnered with UPS for outsourcing physical distribution of implant and instrument sets to enhance customer service and drive set utilization improvements - staged rollout underway.

Strategic Pillar #3: Expand Global Commercial Participation

•	Significant commercial expansion in large metropolitan markets continues through direct selling reps, distributor relationships, new surgeon customers and new geographies.

•	Anticipate at least $3.0 million of revenue from these new markets in the U.S. in Q4 2015.

“Q3 marks a turning point for Alphatec where we are beginning to see early results from our overall company transformation,” said Jim Corbett, President and Chief Executive Officer of Alphatec Spine. “First of all, our competitive product portfolio and pipeline is stronger than it has ever been. Second, we remain on schedule with improving our underlying cost structure by outsourcing both manufacturing and distribution. And, now, our commercial transformation is well-underway and gaining momentum both in the U.S. and internationally and we expect that to continue into Q4 and 2016. Through the execution of each of our strategic pillars, we are building a stronger, more competitive company – one that we believe is poised to gain share and generate profitable growth in the future.”

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Quarter Ended September 30, 2015

Consolidated net revenues for the third quarter of 2015 were $43.0 million as reported, down 15.7% compared to $51.0 million reported for the third quarter of 2014, or down 10.4% on a constant currency basis. Consolidated revenues were impacted by $2.7 million in the third quarter due to declines in the valuation of the Japanese Yen and Euro against the U.S. Dollar.

U.S. net revenues for the third quarter of 2015 were $27.4 million, down 21.3%, compared to $34.8 million reported for the third quarter of 2014.

International net revenues for the third quarter of 2015 were $15.6 million, down 3.7% compared to $16.2 million for the third quarter of 2014, or up 13.2% on a constant currency basis.

Consolidated gross profit and gross margin for the third quarter of 2015 were $28.5 million and 66.2%, respectively, compared to $36.3 million and 71.2%, respectively, for the third quarter of 2014.

Gross profit declined 21.6% from the third quarter of 2014 primarily as a result of lower U.S. sales volume, foreign currency translation effects and global geographic mix.

Gross margin declined 5.0 percentage points compared to a strong quarter for gross margin in third quarter 2014. The decline over prior year is primarily attributable to unfavorable variation in global regional and product mix, as well as currency effects, and lower milestones and royalties in the third quarter 2014.

Total operating expenses for the third quarter of 2015 were $193.4 million, reflecting an increase of $158.9 million compared to the third quarter of 2014. This variance is driven primarily by non-cash, goodwill and intangible asset impairment charges totaling $165.2 million and restructuring expenses totaling $335 thousand, offset by savings in R&D and G&A functions, as well as lower commission expenses as a result of lower U.S. sales volume. The Company is required to test for goodwill impairment according to specific accounting standards annually, or on an interim basis in the case of specific circumstances. Due to the decline of the Company’s market capitalization during the third quarter, the Company was required to perform a valuation of its goodwill and intangible assets, which resulted in a $165.2 million non-cash impairment charge. As this is a non-cash charge, this does not affect the ongoing operations of the Company.

When adjusted for non-recurring impairment, restructuring and IPR&D expenses, total operating expenses for the third quarter of 2015 would be $27.6 million, reflecting an improvement of 18.7%, or approximately $6.4 million, compared to the third quarter of 2014, and an improvement of 9.2% sequentially.

GAAP net loss for the third quarter of 2015 was $160.3 million or ($1.61) per share (basic and diluted), compared to a net loss of $3.0 million, or ($0.03) per share basic and ($0.04) diluted for the third quarter of 2014. GAAP net loss for Q3 was unfavorably impacted by $165.2 million of non-cash impairment charges, as well as favorable $6.3 million of warrant fair-value adjustments attributable to our underlying stock price. Non-GAAP EPS, when adjusted for the non-cash, goodwill impairment charges and restructuring expenses, was ($0.00) per share (basic), compared to ($0.1) per share (basic) for the third quarter of 2014.

Adjusted EBITDA in the third quarter of 2015 was $5.3 million, or 12.2% of revenues, compared to $8.2 million, or 16.1% of revenues reported in the third quarter of 2014. Third quarter 2015 adjusted EBITDA represents net income excluding effects of interest, taxes, depreciation, amortization, stock-based compensation and other non-recurring expense items such as in-process research and development expense, asset impairments and restructuring expenses.

Cash and cash equivalents were $10.5 million at September 30, 2015, compared to $8.9 million reported at June 30, 2015. Additionally, the Company has reported $3.5 million of restricted cash, which must be used for future payment obligations associated with the Orthotec settlement.

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2015 Financial Guidance

“In the third quarter we continued to execute on our overall corporate transformation and we are very encouraged by the recent progress we’ve made in our commercial expansion efforts, especially in the U.S.,” said Mike O’Neill, Alphatec Spine’s Chief Financial Officer. “We believe that the efforts we are making there will help provide a path for future growth for us. That said, we recognize that our revenues for the first nine months of 2015 were softer than we anticipated. Accordingly we are revising our full-year guidance for revenue and adjusted EBITDA. Looking forward, we view 2015 as a building year where we are laying the foundation for us to evolve and strengthen our position in the global spinal market.”

Based on currently prevailing exchange rates, the Company is adjusting full year 2015 revenue guidance to approximately $188.7 million on an as-reported basis. Additionally, the Company expects annual adjusted EBITDA to be approximately $22 million in 2015.

Conference Call

Alphatec Spine will webcast its Quarterly Update Call today at 5:00 p.m. EDT / 2:00 p.m. PDT. Jim Corbett, President and CEO of Alphatec Spine, will lead the call. During the call the Company plans to provide further details underlying its third quarter 2015 financial results.

To access the webcast, please log on to www.alphatecspine.com approximately fifteen minutes prior to the call to register, download and install any necessary audio software. For those without access to the internet, the live call may be accessed by phone by calling toll-free (877) 556-5251 (U.S. / Canada) or (720) 545-0036 (international), participant passcode number 60386444. A replay of the call will also be available on the investor relations section of Alphatec Spine’s website for at least 30 days.

Non-GAAP Information

Alphatec Spine reports certain non-GAAP financial measures such as non-GAAP earnings and earnings per share, adjusted for effects of amortization and other non-recurring or expense items, such as impairments, loss on extinguishment of debt, and restructuring expenses. Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, in process research and development (IPR&D) expenses and other non-recurring income or expense items, such as impairments, restructuring expenses, severance expenses, litigation expenses, damages associated with ongoing litigation and transaction-related expenses. The Company believes that non-GAAP adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. For completeness, management uses non-GAAP adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. These non-GAPP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

About Alphatec Spine

Alphatec Spine, Inc., a wholly owned subsidiary of Alphatec Holdings, Inc., is a global medical device company that designs, develops, manufactures and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities and trauma. The Company’s mission is to improve lives by delivering advancements in spinal fusion technologies. The Company and its affiliates market products in the U.S. and internationally via a direct sales force and independent distributors.

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Additional information can be found at www.alphatecspine.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include the references to Alphatec Spine’s 2015 revenue guidance and 2015 adjusted EBITDA guidance; the success of the Company’s initiatives to drive global sales growth and expand its geographical sales coverage, including without limitation the Company’s ability to realize $3.0 million in new revenues in the fourth quarter of 2015 based on the Company’s U.S. sales expansion efforts, increase margins and increase operating efficiencies; and the success of the Company in achieving its three strategic pillars, and the Company’s ability to implement a plan that will ensure that it competes more effectively in the marketplace, expands global participation, and improves operations through the Company’s plan to outsource manufacturing and distribution. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline, including the products discussed in this press release; the uncertainties in the Company’s ability to execute upon its strategic operating plan to outsource manufacturing and distribution; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of Alphatec Spine’s products by the surgeon community, including Battalion, Alphatec Neocore, Arsenal Deformity and Arsenal CBX; failure to successfully implement outsourcing, streamlining and lean activities to create anticipated savings; failure to obtain FDA clearance or approval or international regulatory approvals for new products, including the products discussed in this press release, or unexpected or prolonged delays in the process; continuation of favorable third party payor reimbursement for procedures performed using the Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other competing products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any litigation in which the Company is a defendant; patent infringement claims; claims related to the Company’s intellectual property and the Company’s ability to meet its financial obligations under its credit agreements and the Orthotec settlement agreement. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including its Annual Report Form 10-K for the year ended December 31, 2014, filed on February 27, 2015 with the Securities and Exchange Commission, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

CONTACT: Investor/Media Contact:

Christine Zedelmayer

Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

czedelmayer@alphatecspine.com

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$42,996	$51,013	$138,276	$153,353
Cost of revenues	14,154	14,272	48,234	46,305
Amortization of acquired intangible assets	363	435	1,093	1,328

Total cost of revenues	14,517	14,707	49,327	47,633

Gross profit	28,479	36,306	88,949	105,720
	66.2%	71.2%	64.3%	68.9%
Operating expenses:
Research and development	1,898	4,423	9,661	13,138
In-process research and development	274	527	274	527
Sales and marketing	17,134	18,649	51,973	56,545
General and administrative	8,094	10,213	26,473	33,676
Amortization of acquired intangible assets	521	742	1,867	2,257
Impairment of goodwill and intangibles	165,171	—	165,171	—
Restructuring expenses	335	20	163	706

Total operating expenses	193,427	34,574	255,582	106,849

Operating income (loss)	(164,948)	1,732	(166,633)	(1,129)
Interest and other income (expense), net	2,966	(4,801)	(2,702)	(10,532)

Pretax net loss	(161,982)	(3,069)	(169,335)	(11,661)
Income tax (benefit) provision	(1,717)	(28)	(562)	948

Net loss	$(160,265)	$(3,041)	$(168,773)	$(12,609)

Basic net loss per share	$(1.61)	$(0.03)	$(1.70)	$(0.13)

Diluted net loss per share	$(1.61)	$(0.04)	$(1.70)	$(0.13)

Weighted-average shares - basic	99,376	97,391	99,258	97,040

Weighted-average shares - diluted	99,376	98,329	99,258	97,258

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands - unaudited)

	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$10,502	$19,735
Restricted Cash	3,450	4,400
Accounts receivable, net	36,252	40,440
Inventories, net	42,328	41,747
Prepaid expenses and other current assets	5,225	5,466
Deferred income tax assets	2,518	1,324

Total current assets	100,275	113,112
Property and equipment, net	23,720	26,040
Goodwill	—	171,333
Intangibles, net	22,943	30,259
Other assets	1,446	4,179

Total assets	$148,384	$344,923

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$10,827	$10,130
Accrued expenses	27,216	35,393
Deferred revenue	831	1,300
Common stock warrant liabilities	687	8,702
Current portion of long-term debt	59,018	8,076

Total current liabilities	98,579	63,601
Total long term liabilities	52,356	108,765
Redeemable preferred stock	23,603	23,603
Stockholders’ (deficit) equity	(26,154)	148,954

Total liabilities and stockholders’ (deficit) equity	$148,384	$344,923

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ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts - unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Operating income (loss), as reported	$(164,948)	$1,732	$(166,633)	$(1,129)
Add back:
Depreciation	3,440	2,895	9,067	9,247
Amortization of intangible assets	188	379	2,072	1,174
Amortization of acquired intangible assets	884	1,177	2,960	3,585

Total EBITDA	(160,436)	6,183	(152,534)	12,877
Add back significant items:
Stock-based compensation	(78)	1,502	2,440	3,641
In-process research and development	274	527	274	527
Goodwill and intangible impairment	165,171	—	165,171	—
Litigation settlement and trial costs	—	—	—	4,779
Restructuring and other charges	335	20	163	742

EBITDA, as adjusted for significant items	$5,266	$8,232	$15,514	$22,566

Net loss, as reported	$(160,265)	$(3,041)	$(168,773)	$(12,609)
Add back:
Amortization of acquired intangible assets	884	1,177	2,960	3,585
Amortization of intangible assets	188	379	2,072	1,174
In-process research and development	274	527	274	527
Goodwill and intangible impairment	165,171	—	165,171	—
Litigation settlement and trial costs	—	—	—	4,779
Restructuring and other charges	335	20	163	742
Warrant fair value adjustment	(6,299)	(513)	(8,015)	292

Net income (loss), as adjusted for significant items	$288	$(1,451)	$(6,148)	$(1,510)

Net loss per common share - basic	$(1.61)	$(0.03)	$(1.70)	$(0.13)
Add back:
Amortization of acquired intangible assets	0.01	0.01	0.03	0.04
Amortization of intangible assets	0.00	0.00	0.02	0.01
In-process research and development	0.00	0.01	0.00	0.01
Goodwill and intangible impairment	1.66	—	1.66	—
Litigation settlement and trial costs	—	—	—	0.05
Restructuring and other charges	0.00	0.00	0.00	0.01
Warrant fair value adjustment	(0.06)	(0.01)	(0.08)	0.00

Net loss per common share - basic as adjusted for significant items	$0.00	$(0.01)	$(0.06)	$(0.02)

Weighted-average shares - basic	99,376	97,391	99,258	97,040

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ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended September 30,				% Change
			% Change	% Change	Foreign
	2015	2014	As Reported	Operations	Currency
Revenues by geographic segment
U.S.	$27,385	$34,808	-21.3%	-21.3%	0.0%
International	15,611	16,205	-3.7%	13.2%	-16.8%

Total revenues	$42,996	$51,013	-15.7%	-10.4%	-5.4%

Gross profit by geographic segment
U.S.	$19,035	$26,378
International	9,444	9,928

Total gross profit	$28,479	$36,306

Gross profit margin by geographic segment
U.S.	69.5%	75.8%
International	60.5%	61.3%

Total gross profit margin	66.2%	71.2%

	Nine Months Ended September 30,				% Change
			% Change	% Change	Foreign
	2015	2014	As Reported	Operations	Currency
Revenues by geographic segment
U.S.	$85,099	$101,376	-16.1%	-16.1%	0.0%
International	53,177	51,977	2.3%	20.5%	-18.2%

Total revenues	$138,276	$153,353	-9.8%	-3.7%	-6.2%

Gross profit by geographic segment
U.S.	$56,602	$74,210
International	32,347	31,510

Total gross profit	$88,949	$105,720

Gross profit margin by geographic segment
U.S.	66.5%	73.2%
International	60.8%	60.6%

Total gross profit margin	64.3%	68.9%

Footnotes:

1)	The impact from foreign currency represents the percentage change in 2015 revenues due to the change in foreign exchange rates for the periods presented.

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ALPHATEC HOLDINGS, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended September 30, 2015
	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenues	$42,996	$—	$42,996
Cost of revenues	14,154	—	14,154
Amortization of acquired intangible assets	363	—	363

Total cost of revenues	14,517	—	14,517

Gross profit	28,479	—	28,479
	66.2%		66.2%
Operating expenses:
Research and development	1,898	—	1,898
In-process research and development	274	(274)	—
Sales and marketing	17,134	—	17,134
General and administrative	8,094	—	8,094
Amortization of acquired intangible assets	521	—	521
Impairment of goodwill and intangibles	165,171	(165,171)	—
Restructuring expenses	335	(335)	—

Total operating expenses	193,427	(165,780)	27,647

Operating loss	(164,948)	165,780	832
Interest and other income (expense), net	2,966	—	2,966

Loss from continuing operations before taxes	(161,983)	165,780	3,798
Income tax benefit	(1,717)	—	(1,717)

Net loss	$(160,265)	$165,780	$5,515

	Nine Months Ended September 30, 2015
	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenues	$138,276	$—	$138,276
Cost of revenues	48,234	—	48,234
Amortization of acquired intangible assets	1,093	—	1,093

Total cost of revenues	49,327	—	49,327

Gross profit	88,949	—	88,949
	64.3%		64.3%
Operating expenses:
Research and development	9,661	—	9,661
In-process research and development	274	(274)	—
Sales and marketing	51,973	—	51,973
General and administrative	26,473	—	26,473
Amortization of acquired intangible assets	1,867	—	1,867
Transaction related costs	—		—
Impairment of goodwill and intangibles	165,171	(165,171)	—
Restructuring expenses	163	(163)	—

Total operating expenses	255,582	(165,608)	89,974

Operating loss	(166,633)	165,608	(1,025)
Interest and other income (expense), net	(2,702)	—	(2,702)

Loss from continuing operations before taxes	(169,335)	165,608	(3,727)
Income tax benefit	(562)	—	(562)

Net loss	$(168,773)	$165,608	$(3,165)

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